                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A





                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       Date of Report: September 13, 2000
                                       ------------------




                         Liberty Group Operating, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                     333-46957               36-4197635
----------------------------         -------------         ------------------
(State or Other Jurisdiction          (Commission             (IRS Employer
     of Incorporation)                File Number)         Identification No.)



       3000 Dundee Road, Northbrook, Illinois                      60062
       --------------------------------------                      -----
      (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's telephone number, including area code (847) 272-2244
                                                            -------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) On July 1, 2000, Registrant, through Liberty Group Michigan Holdings, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Registrant (the "Registrant's Michigan Subsidiary"), purchased from IMG Holdings, Inc., a Delaware corporation ("IMGH"), Independent Media Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of IMGH ("IMH"), and Independent Media Group, Inc., a Wisconsin corporation and a wholly-owned subsidiary of IMH ("IMG," and together with IMGH and IMH, the "Sellers") certain assets, including the real property, mastheads, trade names, trademarks, service marks and other marks (and the good will associated therewith), subscriber lists, inventory, accounts receivable and equipment of or relating to certain newspapers published, marketed and distributed by Sellers in the State of Michigan (the "Newspapers").

       Prior to this transaction, no material relationship existed between Registrant and Sellers, or between any affiliates of such entities.

       On July 1, 2000, Registrant paid to IMG $40,445,000 in cash (the "Purchase Price").

       The Purchase Price was adjusted by a payment by Registrant for the net working capital (current assets, security and other deposits, certain inventory, and other assets net of current liabilities) of Sellers with respect to the business of operating the Newspapers as of July 1, 2000, estimated at approximately $301,759 for purposes of the closing of the transaction, and subject to a post-closing adjustment, as set forth in the purchase agreement.

       The Purchase Price was funded via Registrant's credit facility, which is led by Citicorp USA, Inc., as administrative agent.

(b) Registrant acquired the Purchased Assets, constituting substantially all of the assets owned by Sellers in their business of publishing, marketing and distributing the Newspapers. Registrant will use these assets for the same purposes as previously used by Sellers.

       The foregoing summary of the terms of this transaction is qualified in its entirety by reference to the provisions of that certain Asset Purchase Agreement, dated as of June 29, 2000, by and between Midwest Publishing Statutory Trust, a Connecticut statutory trust and parent of IMG, and Registrant's Michigan Subsidiary, as amended and joined by each of Sellers pursuant to that certain Joinder and Assumption Agreement, dated as of June 30, 2000, copies of which are filed as exhibits to this Report and are hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Michigan Newspapers

         Report of Independent Accountants

         Combined Balance Sheets at June 30, 2000 and 1999

         Combined Statements of Operations for the years ended June 30, 2000 and 1999

         Combined Statements of Cash Flows for the years ended June 30, 2000 and 1999

         Notes to Combined Financial Statements

(b)      Pro Forma Financial Information

         Pro Forma Consolidated Balance Sheet as of June 30, 2000 (unaudited)

         Pro Forma Consolidated Statements of Operations for the year ended December 31, 1999 (unaudited) and the six months ended June 30, 2000 (unaudited)

         Notes to Pro Forma Consolidated Financial Statements

(c) Exhibits (incorporated by reference from exhibits included in the Registrant's Form 8-K filed July 14, 2000)

         2.1 Asset Purchase Agreement, dated as of June 29, 2000, by and between Midwest Publishing Statutory Trust and Liberty Group Michigan Holdings, Inc.

         2.2 Joinder and Assumption Agreement, dated as of June 30, 2000, by IMG Holdings, Inc., Independent Media Holdings, Inc. and Independent Media Group, Inc. and acknowledged by Midwest Publishing Statutory Trust and Liberty Group Michigan Holdings, Inc.

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
Liberty Group Operating, Inc.


In our opinion, the accompanying combined balance sheets and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of the Michigan Newspapers (A Component of IMG Holdings, Inc.) (the "Company") at June 30, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 1 to the financial statements, the Company, which has historically been included in the consolidated financial statements of IMG Holdings, Inc., was acquired by Liberty Group Operating, Inc. on June 30, 2000.



/s/ PriceWaterhouseCoopers LLP

Milwaukee, Wisconsin
August 31, 2000

MICHIGAN NEWSPAPERS
(A COMPONENT OF IMG HOLDINGS, INC.)
COMBINED BALANCE SHEETS
JUNE 30, 2000 AND 1999
(IN THOUSANDS)
-------------------------------------------------------------------------------



                                                          2000         1999
                                                         ------       ------

Assets
Current assets:
  Cash                                                   $   142     $   312
  Accounts receivable, net of allowance for doubtful
    accounts of $290 and $156, respectively                1,502       1,853
  Inventories                                                133         155
  Prepaid expenses                                            68          82
                                                         -------     -------
    Total current assets                                   1,845       2,402
                                                         -------     -------
Property, plant and equipment, net                         3,725       4,294
Intangible assets, net                                    20,622      22,509
Deferred financing costs, net                                865         991
                                                         -------     -------
    Total assets                                         $27,057     $30,196
                                                         =======     =======
Liabilities and Divisional Equity
Current liabilities:
  Accounts payable                                       $   270     $   184
  Accrued expenses                                           773         702
  Deferred revenues                                          563         496
                                                         -------     -------
    Total current liabilities                              1,606       1,382
                                                         -------     -------
Long-term debt                                            19,516      24,501
Commitments and contingencies (Notes 10 and 11)

Divisional Equity                                          5,935       4,313
                                                         -------     -------
    Total liabilities and divisional equity              $27,057     $30,196
                                                         =======     =======





   The accompanying notes are an integral part of these financial statements.

MICHIGAN NEWSPAPERS
(A COMPONENT OF IMG HOLDINGS, INC.)
COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2000 AND 1999
-------------------------------------------------------------------------------
(IN THOUSANDS)


                                                 2000            1999
                                               --------        --------

Revenues:
  Advertising                                  $ 10,475        $  9,761
  Circulation                                     2,982           3,041
  Commercial printing and other                   1,198           1,118
                                               --------        --------
     Total revenues                              14,655          13,920
                                               --------        --------
Operating costs and expenses:
  Operating costs                                 7,708           7,975
  Selling, general and administrative             2,932           2,483
  Parent allocation                                 449             705
  Depreciation and amortization                   2,686           2,615
                                               --------        --------
     Total operating costs and expenses        $ 13,775        $ 13,778
                                               --------        --------

Income from operations                              880             142

Interest expense                                  1,765           1,955
Transaction related expenses                        733              --
Other expense, net                                   82              42
                                               --------        --------
     Net loss                                  $ (1,700)       $ (1,855)
                                               ========        ========






   The accompanying notes are an integral part of these financial statements.

MICHIGAN NEWSPAPERS
(A COMPONENT OF IMG HOLDINGS, INC.)
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2000 AND 1999
(IN THOUSANDS)
-------------------------------------------------------------------------------


                                                                  2000         1999
                                                                 ------       ------

Cash flows from operating activities:
  Net loss                                                      $(1,700)     $(1,855)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
     Provision for depreciation and amortization                  2,686        2,615
     Changes in operating assets and liabilities:
       Accounts receivable                                          316         (384)
       Inventories                                                   22          (25)
       Prepaid expenses                                              14           42
       Accounts payable                                              86          (93)
       Deferred revenue                                              67           67
       Accrued expenses                                              71          441
                                                                -------      -------
       Net cash provided by operating activities                  1,562          808
                                                                -------      -------
Cash flows from investing activities:
  Property, plant and equipment additions                           (69)        (505)
                                                                -------      -------
       Net cash used in investing activities                        (69)        (505)
                                                                -------      -------
Cash flows from financing activities:
  Net proceeds/payments on long-term debt                        (4,985)       6,345
  Deferred refinancing costs                                         --         (765)
  Activity with Parent and other affiliates, net                  3,322       (5,938)
                                                                -------      -------
Net cash used for financing activities                           (1,663)        (358)
                                                                -------      -------
Net decrease in cash                                               (170)         (55)
  Cash at beginning of year                                         312          367
                                                                -------      -------
  Cash at end of year                                           $   142      $   312
                                                                =======      =======







   The accompanying notes are an integral part of these financial statements.

MICHIGAN NEWSPAPERS
(A COMPONENT OF IMG HOLDINGS, INC.)
NOTES TO COMBINED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS UNLESS INDICATED)


1.   SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The combined financial statements of the Michigan Newspapers (the "Company") reflect certain holdings of Independent Media Group, Inc. and IMG Michigan Newspapers, Inc. including the net assets and operations of the Adrian Daily Telegram, Adrian Medley, Adrian Access Shopper, Sturgis Journal, The Weekender, Sturgis Gateway Shopper, Coldwater Daily Reporter, The Reporter Extra and the Coldwater Shoppers Guide. The Company publishes newspapers and shopper guides in the State of Michigan and performs contract commercial printing. The Company has historically been included in the consolidated financial statements of IMG Holdings, Inc. (the "Parent"). Independent Media Group, Inc. and IMG Michigan Newspapers, Inc. are subsidiaries of the Parent.

     On June 30, 2000, Liberty Group Operating, Inc. (the "Purchaser") acquired substantially all of the assets of the Company pursuant to certain Merger and Asset Purchase Agreements (the "Agreements") among the Purchaser, IMG Holdings, Inc. (the "Seller") and Midwest Publishing Statutory Trust, a Connecticut statutory trust. The purchase consideration approximated $41 million, subject to certain adjustments as set forth in the Agreements.

     All significant intercompany balances and transactions have been eliminated. Payables and receivables with the Company's parent or its affiliates are recorded as a component of divisional equity.

     USE OF ESTIMATES
     Preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     INVENTORIES
     Inventories, consisting of newsprint and printing related materials, are valued at the lower of cost (determined on the first-in, first-out method) or market.

     PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment is recorded at cost. Maintenance and repair costs are charged to expense as incurred. Gains and losses on disposition of property, plant and equipment are reflected in income. Depreciation of property, plant and equipment are recorded using principally the straight-line method over the estimated useful lives of the assets as follows:

           Building and improvements             40 years
           Machinery and equipment               5 years
           Furniture and fixtures                5-10 years

MICHIGAN NEWSPAPERS
(A COMPONENT OF IMG HOLDINGS, INC.)
NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS UNLESS INDICATED)
-------------------------------------------------------------------------------

     INTANGIBLE ASSETS

     Intangible assets are stated at cost and are amortized on a straight-line basis over their estimated economic or contractual lives ranging from five to fifteen years. Intangible assets primarily include goodwill, subscription lists, non-compete agreements and archives. The Company reviews the carrying value of intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of estimated future operating cash flows anticipated to be generated during the remaining life of the intangible to the net carrying value of the intangible. Deferred financing costs are amortized over the remaining term of the related debt instrument.

     REVENUE RECOGNITION
     Subscription revenue is recognized ratably over the term of the newspaper subscriptions, generally one year or less. Advertising revenues are recognized upon publication or delivery of the advertisement.

     INCOME TAXES
     The results of the Company's operations are included in the income tax return as filed by its Parent. No intercompany tax allocation arrangement exists. The Company's income tax provision included in these financial statements reflects the tax position of the Company on a stand-alone basis such that the income taxes payable is recorded as if the Company filed separate income tax returns. The Company records its income taxes payable as an intercompany payable within divisional equity.

     Deferred income taxes have been provided under the liability method. Deferred income tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rate which will be in effect when these differences are expected to reverse. Deferred income tax expense is the result of changes in the deferred tax assets and liabilities. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

2.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at June 30:

                                          2000             1999
                                         ------           ------
     Land                                $   360         $   360
     Buildings and improvements            1,758           1,756
     Machinery and equipment               2,605           2,663
     Furniture and fixtures                  833             832
                                         -------         -------
                                           5,556           5,611
     Less accumulated depreciation        (1,831)         (1,317)
                                         -------         -------
                                         $ 3,725         $ 4,294
                                         =======         =======

MICHIGAN NEWSPAPERS
(A COMPONENT OF IMG HOLDINGS, INC.)
NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS UNLESS INDICATED)
-------------------------------------------------------------------------------


3.   INTANGIBLE ASSETS

     Intangible assets, net at June 30 are as follows:

                                               2000            1999
                                              ------          ------

     Goodwill                                $  7,735       $  8,350
     Subscription lists                        12,270         13,168
     Non-compete agreements                       540            857
     Archives and other                            77            134
                                             --------       --------
                                             $ 20,622       $ 22,509
                                             ========       ========


     Accumulated amortization was $6,327 and $4,405 at June 30, 2000 and 1999, respectively.

4.   ACCRUED EXPENSES

     Accrued expenses consist of the following at June 30:

                                      2000           1999
                                     ------         ------
     Accrued payroll                 $  186         $ 133
     Accrued vacation                   102            76
     Accrued bonus                       38            35
     Accrued interest                   277           282
     Accrued other                      170           176
                                     ------         -----
                                     $  773         $ 702
                                     ======         =====

5.   LONG-TERM DEBT

     Long-term debt consists of the following at June 30:

                                       2000              1999
                                      ------            ------

     Line of credit facility         $ 19,516         $ 24,501
                                     ========         ========



     The Parent entered into a Credit Facility Agreement (the "Agreement") with several banks on February 7, 1997 (amended and restated on October 9, 1998). The Agreement provides the Parent with interest rate options based on the bank's prime interest rate or LIBOR plus a rate margin increase ranging from .25% to 2.75% as determined based on the financial performance of the Parent (8.77% to 10.75% at June 30, 2000). Interest on borrowings is payable quarterly. Substantially all of the Parent's assets are pledged as collateral for the outstanding borrowings under the Agreement.

MICHIGAN NEWSPAPERS
(A COMPONENT OF IMG HOLDINGS, INC.)
NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS UNLESS INDICATED)
-------------------------------------------------------------------------------

     The debt, which was fully repaid using proceeds from the transaction disclosed in Note 1 and another transaction entered into by the Parent, was allocated from the Parent based on an average asset allocation method.

6.   DIVISIONAL EQUITY

     The changes in divisional equity for the two years ended June 30, 2000 are as follows:

     Balance July 1, 1998                                     $ 12,106
      Net loss                                                  (1,855)
      Activity with Parent and other affiliates - net           (5,938)
                                                              --------
     Balance June 30, 1999                                       4,313
      Net loss                                                  (1,700)
      Activity with Parent and other affiliates - net            3,322
                                                              --------
     Balance June 30, 2000                                    $  5,935
                                                              ========

7.   INCOME TAXES

     As of June 30, deferred tax liabilities and assets were comprised of the following:

                                            2000            1999
                                           ------          ------
     Deferred tax liabilities:
      Buildings and equipment              $   323        $  192
                                           -------        ------
     Deferred tax assets:
      Net operating loss carryforward        1,436           841
      Intangible assets                        184           209
      Other                                    116            87
                                           -------        ------
                                             1,736         1,137
     Valuation allowance                    (1,413)         (945)
                                           -------        ------
        Total deferred tax assets              323           192
                                           -------        ------
        Net deferred income taxes          $   -          $  -
                                           =======        ======


     The net operating losses carryforwards available to the Parent expire beginning in 2018. A valuation allowance has been established for the future tax benefits related to the deferred tax assets due to the uncertainty regarding their ultimate realization in these financial statements.

MICHIGAN NEWSPAPERS
(A COMPONENT OF IMG HOLDINGS, INC.)
NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS UNLESS INDICATED)
-------------------------------------------------------------------------------

8.   TRANSACTIONS WITH PARENT AND AFFILIATES

     The Company and its Parent have entered into a management arrangement whereby the Company is provided with certain services, including but not limited to matters of organization and administration, cash and debt management, employee benefits, taxation, risk management and legal affairs. The annual fees charged to the Company for these services reflect its pro rata share of corporate administrative costs using various allocation methodologies. Company management and its Parent believe that the fees charged are reasonable in light of the level of services provided and such fees totaled $371 and $613 in 2000 and 1999, respectively.

     An affiliate of the Parent also provides certain administrative services on behalf of the Parent, the Company and its affiliates. The Company's pro rata share of those management fees for the years ended June 30, 2000 and 1999 were $78 and $92, respectively.

9.   PROFIT SHARING PLAN

     The Company participates in a qualified 401(k) profit sharing plan which is sponsored by its Parent and covers substantially all full-time employees. The plan provides for Company matching contributions of twenty-five percent of the initial two percent of participant contributions. Company contributions charged to operations during the years ended June 30, 2000 and 1999 were approximately $10 and $7, respectively.

10.  LEASES

     The Company has several operating lease agreements primarily involving buildings, vehicles and office equipment. These leases are noncancelable and expire on various dates through 2005. Future minimum payments under noncancelable operating leases approximate the following:

                         2001             $ 27
                         2002               12
                         2003                8
                         2004                5
                         2005                2
                                          ----
                                          $ 54
                                          ====

     Rent expense approximated $12 for both fiscal 2000 and 1999, respectively.

11.  COMMITMENTS AND CONTINGENCIES

     In the ordinary course of conducting business, the Company occasionally becomes involved in legal proceedings relating to contracts, environmental issues and other matters. While these matters have an element of uncertainty, management believes that the outcome of any pending or threatened actions will not have a material adverse effect on financial position, results of operations, or cash flows of the Company.

MICHIGAN NEWSPAPERS
(A COMPONENT OF IMG HOLDINGS, INC.)
NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS UNLESS INDICATED)
-------------------------------------------------------------------------------

12.  TRANSACTION RELATED EXPENSES

     The Parent incurred the expenses described below which were triggered as a result of the transaction described in Note 1. The portion of these expenses related to the Company were recognized in 2000.

     The Parent provided stock appreciation rights to four key employees including the president of the Parent and a publisher of the Company. During 2000 the Parent entered into a severance agreement with the president. The combined payment to the president to settle the stock appreciation rights and severance agreement was $1,500. Approximately $510 of the $1,500 was allocated to the Company in 2000. The Parent also settled the stock appreciation rights with a publisher of the Company for $256. Approximately $172 was allocated from the Parent to the Company in 2000. The remainder was recorded by the Parent for services rendered to other operations.

     The Parent also entered into stay-put bonus arrangements with several employees of the Company during 2000. These totaled approximately $56.

                             PRO FORMA CONSOLIDATED
                       FINANCIAL STATEMENTS (UNAUDITED) OF
      LIBERTY GROUP OPERATING, INC. AND SUBSIDIARIES AND ACQUIRED BUSINESS


       The following unaudited pro forma consolidated balance sheet as of June 30, 2000 and the pro forma consolidated statements of operations for the year ended December 31, 1999 and six months ended June 30, 2000 give effect to the Company's acquisition of the Michigan newspapers. The pro forma information is based on the respective historical financial statements of Liberty Group Operating, Inc. and subsidiaries and the Michigan Newspapers giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the pro forma consolidated financial statements. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1999, and six months ended June 30, 2000 reflect adjustments as if the acquisition had occurred on January 1, 1999. The unaudited pro forma balance sheet as of June 30, 2000 gives effect to the acquisition as if it had occurred on June 30, 2000. See "Acquisition or Disposition of Assets".

       The pro forma consolidated financial statements have been prepared by the management of Liberty Group Operating, Inc. and subsidiaries based upon the audited financial statements of Liberty Group Operating, Inc. and subsidiaries and the unaudited financial statements of the Michigan Newspapers for the year ended December 31, 1999 and the unaudited financial statements of these entities for the six months ended June 30, 2000. The financial effects of the acquisition as presented in the pro forma financial statements are not necessarily indicative of either financial position or results of operations that would have been obtained had the acquisition actually occurred on the dates set forth above, nor are they necessarily indicative of the results of future operations. The pro forma consolidated financial statements should be read in conjunction with the notes thereto, which are an integral part thereof, with the consolidated financial statements of Liberty Group Operating, Inc. and subsidiaries and notes thereto, and with the financial statements of the Michigan Newspapers and notes thereto included elsewhere in this Form 8-K/A.

                 LIBERTY GROUP OPERATING, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2000
                             (DOLLARS IN THOUSANDS)


                                   LIBERTY GROUP
                                  OPERATING, INC.   MICHIGAN        PRO FORMA    PRO FORMA
                                   CONSOLIDATED    NEWSPAPERS      ADJUSTMENTS      (A)
                                 ---------------------------------------------------------
                        ASSETS
Current assets:
 Cash and cash equivalents           $  2,168           142            (142)(b)      2,168
 Accounts receivable, net              21,168         1,502              --         22,670
 Inventories                            2,323           133              --          2,456
 Prepaid expenses                       1,602            68              --          1,670
 Other current assets                     287            --              --            287
                                 ---------------------------------------------------------
   Total current assets                27,548         1,845            (142)        29,251

Property, plant and
  equipment, net                       50,772         3,725              --         54,497
Acquisitions in progress               40,748            --         (40,748)(c)         --
Intangible assets, net                426,735        20,622         (20,622)(b)
                                                                     36,815 (a)    463,550
Deferred financing costs, net           8,005           865            (865)(b)      8,005
Other assets                              395            --              --            395
                                 ---------------------------------------------------------
      Total assets                   $554,203        27,057         (25,562)       555,698
                                 =========================================================

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Borrowings under revolving
   credit facility                   $ 44,000            --              --         44,000
 Current portion of long-term
   liabilities                            456            --              --            456
 Accounts payable                       2,215           270              --          2,485
 Accrued expenses                      16,067           773            (111)(b)     16,729
 Deferred revenue                       8,302           563              --          8,865
                                 ---------------------------------------------------------
   Total current liabilities           71,040         1,606            (111)        72,535

Term loan B                           100,000            --              --        100,000
Senior subordinated notes             180,000            --              --        180,000
Long-term debt                             --        19,516         (19,516)(b)         --
Long-term liabilities, less
  current portion                       1,577            --              --          1,577
Deferred income taxes                  24,247            --              --         24,247
                                 ---------------------------------------------------------
   Total liabilities                  376,864        21,122         (19,627)       378,359

Stockholders' equity
   Common stock                            --            --              --             --
   Additional paid-in-capital         176,967            --              --        176,967
   Retained earnings                      372            --              --            372
   Divisional equity                       --         5,935          (5,935)(d)         --
                                 ---------------------------------------------------------
   Total stockholders'
     equity                           177,339         5,935          (5,935)       177,339
                                 ---------------------------------------------------------
   Total liabilities and
     stockholders' equity            $554,203        27,057         (25,562)       555,698
                                 =========================================================

     See accompanying notes to pro forma consolidated financial statements.

                 LIBERTY GROUP OPERATING, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

                                LIBERTY GROUP
                               OPERATING, INC.  MICHIGAN    PRO FORMA  PRO FORMA
                                CONSOLIDATED   NEWSPAPERS  ADJUSTMENTS    (A)
         DESCRIPTION          --------------------------------------------------
REVENUES:
   Advertising                   $ 120,573       10,124         --      130,697
   Circulation                      27,543        2,999         --       30,542
   Job printing and other           13,239        1,059         --       14,298
                                 -----------------------------------------------
Total revenues                     161,355       14,182         --      175,537

OPERATING COSTS AND EXPENSES:
   Operating costs                  68,351        7,499         --       75,850
   Selling, general and
     administrative                 51,522        3,168         --       54,690
   Depreciation and
     amortization                   16,657        2,676     (2,102)(e)
                                        --           --        940 (f)   18,171
   Allocation from Parent               --          577       (577)(g)       --
                                 -----------------------------------------------
Income from operations              24,825          262      1,739       26,826

OTHER INCOME (EXPENSE):
Interest expense                   (25,216)      (1,860)     1,860 (e)
                                                            (3,463)(h)  (28,679)
Net gain on exchange and
  disposition of properties          6,197           --         --        6,197
Other expense, net                      --          (68)        --          (68)
                                 -----------------------------------------------
Total other income (expense)       (19,019)      (1,928)    (1,603)     (22,550)

Income (loss) before income
  taxes and extraordinary item       5,806       (1,666)       136        4,276
Income tax expense                   2,752           --         65 (i)    2,817
                                 -----------------------------------------------
Income (loss) before
  extraordinary item                 3,054       (1,666)        71        1,459
Extraordinary gain on
  insurance proceeds                   485           --         --          485
                                 -----------------------------------------------
Net income (loss)                $   3,539       (1,666)        71        1,944
                                 ===============================================

     See accompanying notes to pro forma consolidated financial statements.

                 LIBERTY GROUP OPERATING, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000
                             (DOLLARS IN THOUSANDS)



                                LIBERTY GROUP
                               OPERATING, INC.    MICHIGAN      PRO FORMA   PRO FORMA
         DESCRIPTION            CONSOLIDATED     NEWSPAPERS    ADJUSTMENTS      (A)
                              -------------------------------------------------------
REVENUES:
   Advertising                $     69,674          5,149           --        74,823
   Circulation                      15,153          1,448           --        16,601
   Job printing and other            5,913            681           --         6,594
                              -------------------------------------------------------
Total revenues                      90,740          7,278           --        98,018

OPERATING COSTS AND EXPENSES:
   Operating costs                  38,033          3,953           --        41,986
   Selling, general and
     administrative                 30,178          1,344           --        31,522
   Depreciation and
     amortization                    9,258          1,332       (1,029)(e)
                                                                   470 (f)    10,031
   Allocation from Parent               --            224         (224)(g)        --
                              -------------------------------------------------------
Income (loss) from operations       13,271            425          783        14,479

OTHER INCOME (EXPENSE):
Interest expense                   (14,963)          (882)         882 (e)
                                                                (1,935)(h)   (16,898)
Transaction related expenses            --           (773)         773 (g)        --
Other income, net                       --              7           --             7
                              -------------------------------------------------------
Total other income (expense)       (14,963)        (1,648)        (280)      (16,891)

Income (loss) before
  income taxes                      (1,692)        (1,223)         503        (2,412)
Income tax expense
  (benefit)                            260             --           --           260
                              -------------------------------------------------------
Net income (loss)             $     (1,952)        (1,223)         503        (2,672)
                              =======================================================

       See accompanying notes to pro forma consolidated financial statements.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Pro Forma Consolidated Financial Statements

     The unaudited pro forma consolidated financial statements combine the unaudited consolidated balance sheets of the Company and the Michigan Newspapers as of June 30, 2000 and the unaudited consolidated statements of operations of the Company and the Michigan Newspapers for the year ended December 31, 1999 and the six months ended June 30, 2000.

Note 2 - Pro Forma Adjustments

(a) Represents recording of excess purchase price of acquisition over fair value of net assets acquired, as follows:

     Purchase price                               $  40,748
     Acquisition fees and expenses                      120
     ---------------------------------------------------------
          Total purchase price                    $  40,868
     Tangible net assets acquired                    (4,053)
                                                  ---------
          Excess purchase price                   $  36,815
     ---------------------------------------------------------

     The excess purchase price of the acquisition has been allocated to intangible assets. Subject to the completion of management's final valuation of these allocated amounts, the specific intangible assets and estimated fair values to which the excess purchase price will be allocated include: mastheads for $1,841, advertising lists for $14,726, subscriber list for $3,682 and the remainder representing goodwill. In the opinion of management, completion of the final valuation will not materially impact the unaudited pro forma consolidated balance sheet.


(b) Represents the elimination of the historical assets and liabilities of the Michigan Newspapers that were not included as part of the purchase agreement between the Registrant and the Michigan Newspapers.

(c) Represents the elimination of the Registrant's acquisitions in progress balance related to the Michigan Newspapers as of June 30, 2000. On June 30, 2000, the Registrant transferred $40,748 in cash to an escrow account toward the purchase of the Michigan Newspapers.

(d) Represents the elimination of the divisional equity of the Michigan Newspapers that would not be recorded by the Registrant as part of the acquisition.

(e) Represents the elimination of the historical amortization and interest expense of the Michigan Newspapers that would not have been recorded by the Registrant. See notes (f) and (h) for the additional amortization and interest expense that would have been incurred by the Registrant.

(f) Represents the adjustment necessary to amortize the additional $36,815 of intangible assets (calculated in note (a)) over their estimated useful lives, presently estimated for mastheads, advertising lists, and goodwill over 40 years, and subscriber lists over 33 years.

(g) Represents the elimination of the historical transaction related expenses and allocation from Parent incurred by the Michigan Newspapers that would not have been recorded by the Registrant.

(h) Represents the adjustment necessary to reflect the additional interest expense that the Registrant would have incurred during the year ended December 31, 1999 and the six months ended June 30, 2000 had the Registrant financed the purchase of the Michigan Newspapers with its revolving credit facility on January 1, 1999.

(i) Represents the adjustment necessary to reflect the additional income tax expense that the Registrant would have incurred during the year ended December 31, 1999 had the Registrant acquired the Michigan Newspapers on January 1, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 13, 2000           Liberty Group Operating, Inc.


                                    By /s/ Kevin O'Shea
                                       -----------------------------------------
                                       Kevin O'Shea,
                                       Executive Vice President,
                                       Chief Financial Officer and Secretary